UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2012

Berkshire Homes, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	68-0680858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ
(Address of principal executive offices)

(602) 387-5393
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On December 11, 2012, we filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State. The Certificate of Amendment amends Article 3 of the Company’s Articles of Incorporation to authorize the issuance of up to fifty million (50,000,000) shares of Preferred Stock, par value $0.01 per share, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time. As a result of the Certificate of Amendment, we now have 500,000,000 authorized shares, par value $0.001 per share, consisting of two classes designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that we have authority to issue is four hundred fifty million (450,000,000) shares and the total number of shares of Preferred Stock that we have authority to issue is fifty million (50,000,000) shares. Our Board of Directors and a majority of our shareholders approved the Certificate of Amendment.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on December 11, 2012 is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated December 11, 2012
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Homes, Inc.

/s/ Llorn Kylo

Llorn Kylo
CEO

Date: December 11, 2012

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